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                                                                   EXHIBIT 10.18



                             AMENDMENT NO. 1 TO THE
                           NOBLE DRILLING CORPORATION
                           RETIREMENT RESTORATION PLAN


         Pursuant to the provisions of Section 7 thereof, the Noble Drilling Corporation Retirement Restoration Plan as executed on April 27, 1995 (the "Plan"), is hereby amended in the following respect only:

         Section 1.1(e) of the Plan is hereby amended by restatement in its entirety to read as follows:

                  (e) "Participant" means any employee of an Employer (i) who is a participant in the Retirement Plan, (ii) whose annual base salary from an Employer at the time such employee is designated by the Committee to be a Participant in this Plan is at least equal to the greater of $150,000 or the maximum amount of compensation that may be taken into account under the compensation limitation imposed under the Retirement Plan in order to comply with Section 401(a)(17) of the Code, and (iii) who has been designated by the Committee to be a Participant in this Plan.

         IN WITNESS WHEREOF, this Amendment has been executed this 29th day of January, 1998, to be effective as of January 1, 1998.

                                        NOBLE DRILLING CORPORATION




                                        By /s/ James C. Day
                                           -------------------------------------
                                           Title: Chairman, President and
                                                  Chief Executive Officer